EXHIBIT 10.23

EXPEDIA, INC. STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT, including any special terms and conditions set forth in any appendix for the Participant’s country (the “Appendix” and, together, this “Agreement”), dated as of the Grant Date, by and between Expedia, Inc., a U.S. Delaware corporation (the “Corporation”), and the undersigned employee of the Corporation, Affiliate or Subsidiary (the “Participant”).
All capitalized terms used herein, to the extent not defined, shall have the meanings set forth in the Corporation’s Fourth Amended and Restated 2005 Stock and Annual Incentive Plan (as amended from time to time, the “Plan”). Reference is made to the Summary of Award (the “Summary of Award”), which may be found on the Morgan Stanley StockPlan Connect website at www.stockplanconnect.com (or any successor system selected by the Corporation).

1.	Award, Vesting and Exercise of the Stock Option
(a)    Subject to the terms and conditions of this Agreement and the Plan, the Corporation hereby grants the Stock Option to the Participant pursuant to Section 5 of the Plan. The Summary of Award sets forth the number of shares of Common Stock covered by the Stock Option, the per share exercise price of the Stock Option and the Grant Date of the Stock Option. The Stock Option shall be a Nonqualified Option. Unless earlier terminated pursuant to the terms of this Agreement or the Plan, the Stock Option shall expire on the seven year anniversary of the Grant Date.
(b)    Subject to the terms and conditions of this Agreement and the Plan, and the Participant’s continuous employment by the Corporation or one of its Subsidiaries or Affiliates, or the Participant’s continuous provision of services to the Corporation or one of its Subsidiaries or Affiliates, through the applicable vesting date, the Stock Option shall vest equally on February 15th in each of the first four years following the Grant Date.
(c)    Notwithstanding the foregoing, the Corporation shall be entitled to hold the Shares issuable to the Participant upon exercise of the Participant’s Stock Option until the Corporation or the agent selected by the Corporation to manage the Plan under which the Stock Option has been issued (the “Agent”) has received from the Participant (i) a duly executed Form W-9 or W-8, or such other form required by the tax authorities, as applicable.
2.    Termination of Employment
(a)     If the Participant ceases to be an employee of or provide services to the Corporation or any Affiliate or Subsidiary for any reason, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan.
(b)     Notwithstanding any terms or conditions of the Plan to the contrary, in the event of Participant’s Termination of Employment (whether or not in breach of local labor laws), the Stock Option will cease to vest and any unvested portion will be forfeited effective as of the date of Termination of Employment; furthermore, in the event of Termination of Employment

(whether or not in breach of local labor laws), the Participant’s right to exercise the Stock Option after Termination of Employment, if any, will be measured by reference to the date of Termination of Employment.  The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for the purposes of his or her Stock Option. The Committee shall have the exclusive discretion to determine whether there has been any interruption or Termination of Employment.
(c)    In the event the Participant exercises any portion of the Stock Option within two years prior to the Participant’s Termination of Employment for Cause, the Participant agrees that the Corporation shall be entitled to recover from the Participant, at any time within two years following such exercise, and the Participant shall pay over to the Corporation on demand, an amount equal to the excess of (i) the aggregate Fair Market Value of the Common Stock subject to such exercise on the date of exercise over (ii) the aggregate exercise price of the Common Stock subject to such exercise.
(d)    For purposes of this Agreement, employment with the Corporation shall include employment with the Corporation’s Affiliates (excluding IAC/InterActiveCorp and its subsidiaries) and its successors.

3.    Non-Transferability of the Stock Option
Except as otherwise provided in Section 5(j) of the Plan or as determined by the Committee, the Stock Option is not transferable except by will or by laws of descent and distribution.
4.    Adjustments in the Event of Change in Stock; Change in Control

Upon the occurrence of certain events relating to the Corporation’s Common Stock contemplated by Section 3(d) of the Plan, the Committee shall make adjustments in accordance with such Section. Unless otherwise determined by the Committee, in the event of a Change in Control, the provisions of Section 10 of the Plan shall apply.

5.	Taxes and Withholding
(a)Regardless of any action the Corporation or, if different, the Participant’s employer (“Employer”) takes with respect to any or all income tax, social insurance, fringe benefit tax, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Participant’s responsibility and that the Corporation and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including the grant, vesting and exercise of the Stock Option, or the sale of the Shares issued at exercise of the Stock Option; and (2) do not commit to structure the terms of the award or any aspect of the Stock Option to reduce or eliminate the Participant’s liability for Tax-Related Items.
(b)    In the event that the Corporation, Subsidiary, Affiliate or division, or Employer, is required to withhold any Tax-Related Items as a result of the Stock Option, including at exercise

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of the Stock Option, the Participant shall pay or make adequate arrangements satisfactory to the Corporation, Subsidiary, Affiliate or division, or Employer, to satisfy all withholding and payment on account obligations of the Corporation, Subsidiary, Affiliate or division. The obligations of the Corporation under this Agreement shall be conditioned on compliance by the Participant with this Paragraph 5. In this regard, the Participant authorizes the Corporation and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from his or her wages or other cash compensation paid to the Participant by the Corporation or Employer. Alternatively, or in addition, if permissible under local law or regulation, the Corporation may withhold (1) from proceeds of the sale of Shares acquired upon exercise of the Stock Option either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to this authorization without further consent), or (2) in Shares to be issued upon exercise of the Stock Option, provided, however, that if the Participant is a Section 16 officer of the Corporation under the Exchange Act, then the Corporation will from proceeds of the sale of Shares upon the relevant tax withholding event, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by withholding from the Participant’s wages or cash compensation.
(c)    Depending on the withholding method, the Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)    Finally, the Participant will pay to the Corporation or Employer any amount of Tax-Related Items that the Corporation or Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s Stock Option that cannot be satisfied by the means previously described. The Corporation may refuse to deliver the stock underlying the Stock Option under the Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Paragraph.
6.    Other Restrictions
(a)     The Participant acknowledges that the Participant is subject to the Corporation’s policies regarding compliance with securities laws, including but not limited to its Securities Trading Policy (as in effect from time to time and any successor policies), and, pursuant to these policies, the Participant may be prohibited from selling Shares issued upon the exercise of any stock option other than during an open trading window. The Participant further acknowledges that, in its discretion, the Corporation may prohibit the Participant from selling such Shares even during an open trading window if the Corporation has concerns over the potential for violating securities laws.

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(b)    The Participant acknowledges that the Participant may be subject to stock ownership guidelines applicable to senior executives of the Corporation as in effect from time to time, and the Stock Options and this Agreement shall constitute good and valuable consideration for such acknowledgment and agreement.
7.    Nature of Award
In accepting the Stock Option, the Participant acknowledges that:

(a)
the Plan is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, unless otherwise provided in the Plan and this Agreement;

(b)
the grant of the Stock Option is voluntary and occasional and does not create any contractual or other right for the Participant or any other person to receive future grants of stock options, benefits in lieu of stock options or other Awards, even if stock options have been awarded in the past;

(c)	all decisions with respect to future awards of stock options or other Awards, if any, will be at the sole discretion of the Corporation;

(d)
the Participant’s participation in the Plan will not (i) create any right to continue in the employ of the Corporation or any Subsidiary or Affiliate; (ii) create any inference as to the length of employment of the Participant; or (iii) affect the right of the Employer to terminate the employment of the Participant at any time, with or without Cause.

(e)	the Participant is voluntarily participating in the Plan;

(f)
the Stock Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Corporation, Subsidiary, Affiliate, or division or the Employer, and such award is outside the scope of the Participant’s employment contract, if any;

(g)
the Stock Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Corporation, Subsidiary, Affiliate or division, or the Employer;

(h)
in the event that the Participant is not an employee of the Corporation, Subsidiary, Affiliate or division, the Stock Option will not be interpreted to form an employment contract or relationship with the Corporation, Subsidiary, Affiliate or division; and furthermore, the Stock Option will not be interpreted to form an employment contract with the Employer, the Corporation, Subsidiary, Affiliate or division;

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(i)
in consideration of the award of the Stock Option, no claim or entitlement to compensation or damages shall arise from termination of the Stock Option or diminution in value of the Stock Option resulting from Participant’s Termination of Employment by the Corporation, Subsidiary, Affiliate, division or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Corporation, Subsidiary, Affiliate or division and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, the Participant will be deemed irrevocably to have waived his or her entitlement to pursue such claim; and,

(j)	the future value of the Shares is unknown and cannot be predicted with certainty.
8.    Notices

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Participant: at the last known address on record at the Corporation.
If to the Corporation:
Expedia, Inc.
333 108th Avenue NE
Bellevue, WA 98004
U.S.A.
Attention: General Counsel
Facsimile: +1(425) 679-7251
or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 8. Notice and communications shall be effective when actually received by the addressee. Notwithstanding the foregoing, the Participant consents to electronic delivery of documents required to be delivered by the Corporation under the securities laws.

9.	Effect of Agreement

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Corporation.
10.    Laws Applicable to Construction; Consent to Jurisdiction

The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the

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terms and conditions set forth in this Agreement, the Stock Options are subject to the terms and conditions of the Plan, which are hereby incorporated by reference.
Any and all disputes arising under or out of this Agreement, including without limitation any issues involving the enforcement or interpretation of any of the provisions of this Agreement, shall be resolved by the commencement of an appropriate action in the state or federal courts located within the State of Delaware, which shall be the exclusive jurisdiction for the resolution of any such disputes. The Participant hereby agrees and consents to the personal jurisdiction of said courts over the Participant for purposes of the resolution of any and all such disputes.

11.	Severability

The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

12.	Conflicts and Interpretation
Applicable terms of the Plan are expressly incorporated by reference into this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.
In the event of any (x) conflict between any information posted on the Morgan Stanley Benefit Access System (or successor system) and this Agreement, the Plan and/or the books and records of the Corporation or (y) ambiguity in any information posted on the Morgan Stanley Benefit Access System (or successor system), this Agreement, the Plan and/or the books and records of the Corporation, as applicable, shall control.
13.    Amendment

The Corporation may modify, amend or waive the terms of the Stock Option, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of the Participant without his or her consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
14.    Headings

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

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15.     Data Privacy
(a)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Corporation, its Affiliates and Subsidiaries and the Employer (the “Group”) for the purposes described in this Agreement and any other Award materials, including:

i.	verifying the Participant’s identity and implementing, administering and managing the Participant’s participation in the Plan;

ii.	administration and management of the Plan, including purchase, transfer, disposal or other transactions relating to any Stock and all purposes incidental thereto;

iii.	the archival of documents and records in both electronic and physical form for record keeping purposes;

iv.	conducting financial reporting and analysis related to the Plan’s operations;

v.	complying with the Group’s policies and procedures;

vi.	preventing, detecting and investigating crime, including fraud and any form of financial crime, and analyzing and managing other commercial risks;

vii.
compliance with any applicable rules, laws and regulations, codes of practice or guidelines, including, without limitation, compliance with laws and regulations (local and foreign) which may apply to the Plan, the Group, or to assist in law enforcement and investigations by relevant authorities; and

viii.	subject to applicable law, any other purposes set out in this Agreement.
(b)    The Participant understands and acknowledges that the Group holds, or may hold, certain personal data about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, details of all Awards or any other entitlements outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
(c)    The Participant understands, acknowledges and agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country of residence or elsewhere, and that the recipient’s country of residence may have different data privacy laws and protections to those of the Participant’s country. The Corporation and/or the Employer may also disclose Data to any third party in connection with any actual or prospective restructuring, sale or acquisition of the Corporation, any of its Affiliates or Subsidiaries, or the Employer, or any assets of the Group. In accordance with applicable law,

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the Corporation may also be required to disclose Data to relevant government regulators or authorities or law enforcement agencies. The Participant authorizes any such recipients (presently or in the future) to receive, collect, possess, use, retain, disclose and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares of Common Stock acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect his ability to participate in the Plan.
16.    Choice of Language
If the Participant has received this Agreement and/or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version in any way, the English version will control.
17.    Electronic Delivery and Acceptance

(a)    The Corporation may, in its sole discretion, decide to deliver any documents related to the Stock Option awarded under, and participation in, the Plan or future options that may be awarded under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

(b)    Electronic acceptance of this Agreement pursuant to the Corporation’s instructions to the Participant (including through an online acceptance process managed by the Agent or Corporation or another third party designated by the Corporation) shall constitute execution of the Agreement by the Participant.

18.     Appendix

Notwithstanding any provisions in this Agreement, the Stock Option shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

19.    Imposition of Other Requirements.

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The Corporation reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Stock Option and on any Shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
IN WITNESS WHEREOF, the Corporation’s duly authorized representative and the Participant have each executed this Agreement.
EXPEDIA, INC.

______________________________
Name:
Title: Executive Vice President,
General Counsel & Secretary

PARTICIPANT

______________________________

APPENDIX
TO

EXPEDIA, INC.
FOURTH AMENDED AND RESTATED
2005 STOCK AND ANNUAL INCENTIVE PLAN

STOCK OPTION AGREEMENT

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Stock Option Agreement to which this Appendix is attached.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Stock Option granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below.
If the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Grant Date or is considered a resident of another country for local law purposes, the Corporation shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Participant.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of September 2016. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant exercises the Stock Option or sells the Shares acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Corporation is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.
Finally, the Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Grant Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Participant in the same manner.
ARGENTINA
Notifications
Securities Law Notification. Neither the Stock Option nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, “CNV”). The offer is private and not subject to the supervision of any Argentine governmental authority. Neither this nor any other offering material related to the Stock Option nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire Shares under the Plan do so according to the terms of a private offering made from outside Argentina.
Exchange Control Notification. Depending upon the method of exercise chosen for the Stock Option, the Participant may be subject to restrictions with respect to the purchase and/or transfer of U.S. dollars pursuant to Argentine currency exchange regulations. The Corporation reserves the right to restrict the methods of exercise if required under Argentine law.
Under current regulations adopted by the Argentine Central Bank (the “BCRA”), the Participant may purchase and remit foreign currency with a value of up to a certain maximum amount per month for the purpose of acquiring foreign securities, including Shares under the Plan, without prior approval from the BCRA. However, the Participant must register the purchase with the BCRA and execute and submit an affidavit to the entity selling the foreign currency confirming that the Participant has not purchased and remitted funds in excess of the maximum amount during the relevant month.
Exchange control regulations in Argentina are subject to frequent change. It is the Participant’s responsibility to comply with any and all Argentine currency exchange restrictions, approvals, and reporting requirements in connection with the Stock Option. The Participant should consult a personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset/Account Reporting Notification. If the Participant is an Argentine tax resident, the Participant must report any Shares acquired under the Plan and held by the Participant on December 31 of each year on his or her annual tax return for that year. The Participant should consult a personal legal advisor to ensure compliance with the applicable requirements.
AUSTRALIA
Notifications
Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Securities Law Notification. The Corporation undertakes, on request, at no charge and within a reasonable time, to provide the Participant with a full copy of the Plan.

Subject to the Vesting Schedule, the Participant may exercise the Stock Option at any time until it is forfeited or expires.
The Australian dollar equivalent of the Grant Price may be ascertained by applying the prevailing USD/AUD exchange rate published by the Reserve Bank of Australia, which is accessible at http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
As the Common Stock is listed on the Nasdaq Global Select Market, the market price of Common Stock can be ascertained by visiting the Nasdaq website (http://www.nasdaq.com/symbol/expe) and the Australian dollar equivalent of that price by applying the prevailing USD/AUD exchange rate as described above.
Warning: Any advice given by the Corporation, or any of its associated bodies corporate, in relation to the Stock Option awarded to the Participant pursuant to the Plan does not take into account the Participant’s objectives, financial situation or needs. The Participant should consider obtaining his or her own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice. There is a risk that the Common Stock may fall as well as rise in value through movement of equity markets. Market forces will impact the price of the Common Stock, and may mean that its price is less than the Grant Price. At their worst, market values of the Common Stock may become zero if adverse market conditions are encountered. As the price of the Common Stock is quoted in USD, the value of the Common Stock to the Participant may also be affected by movements in the USD/AUD exchange rate.
The Participant is advised to contact his or her Manager or HR Business Partner in the case of any questions.
BELGIUM
Notifications
Foreign Asset/Account Reporting Notification. Belgian residents are required to report any securities held (including Shares) or bank accounts opened outside Belgium in their annual tax return. In a separate report, Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened). The forms to complete this report are available on the National Bank of Belgium website.
BRAZIL
Terms and Conditions
Compliance with the Law. By accepting the Stock Option, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items.
Nature of Award. This provision supplements Section 7 (“Nature of Award”) of the Stock Option Agreement:
By accepting the Stock Option, the Participant agrees that (i) the Participant is making an investment decision, (ii) he or she may only exercise the Stock Option if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting and holding periods without compensation to the Participant.
Notifications
Exchange Control Notification. The Participant may be required to submit a declaration of assets and rights held outside Brazil to the Central Bank of Brazil.  If the aggregate value of such assets and rights exceeds US$100,000, the declaration is required on an annual basis.  If the aggregate value of such assets and rights exceeds US$100,000,000, the declaration is required on a quarterly basis.  Assets and rights that must be reported include Shares acquired under the Plan.  This requirement and the applicable thresholds are subject to change on an annual basis.
Tax on Financial Transaction (IOF). Payments to foreign countries (including payment of the Grant Price) and the repatriation of funds into Brazil and the conversion between the Brazilian Real and the United States Dollar associated with such fund transfers may be subject to the IOF (i.e., tax on financial transactions). The Participant is solely responsible for complying with any applicable IOF arising from the Participant’s participation in the Plan. The Participant should consult with a personal tax advisor for additional details.
CANADA
Terms and Conditions
Method of Exercise. Notwithstanding Sections 5(g)(i) and (ii) of the Plan, the Participant is not permitted to pay the Grant Price with previously-owned Shares or with Shares to be issued upon exercise of the Stock Option.
Termination of Employment. The following provision supplements Section 2 (“Termination of Employment”) of the Stock Option Agreement:
The Participant’s Termination of Employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any) will be deemed to have occurred as of the earliest of: (a) the date that the Participant’s employment or service relationship with the Corporation or any of its Subsidiaries or Affiliates is terminated; (b) the date that the Participant receives notice of termination of the Participant’s employment or service relationship; and (c) the date that the Participant is no longer actively providing services to the Corporation or any of its Subsidiaries or Affiliates, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment agreement, if any.
The following provisions apply to residents of Quebec:
Data Privacy. The following provision supplements Section 15 (“Data Privacy”) of the Stock Option Agreement:
The Participant hereby authorizes the Corporation and the Corporation’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Participant further authorizes the Corporation, any Subsidiary or Affiliate, the Committee, and Morgan Stanley or any other third-party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee file.
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue. Les parties reconnaissent avoir expressement souhaité que la convention «Agreement » ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Notifications
Securities Law Notification. Shares acquired under the Plan may not be sold or otherwise disposed of within Canada. The Participant may sell the Shares acquired under the Plan only through Morgan Stanley or such other stock plan service provider selected by the Corporation in the future, provided the sale of Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are traded. The Shares are currently traded on the Nasdaq Global Select Market.
Foreign Asset/Account Reporting Notification. Foreign property, including shares and rights to receive shares (e.g., stock options, restricted stock units) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds $100,000 at any time during the year. Thus, the Stock Option must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign property held by the Participant. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The Participant should consult a personal tax advisor to ensure compliance with applicable reporting obligations.
COSTA RICA
There are no country-specific provisions.
CZECH REPUBLIC
Notifications
Exchange Control Notification. The Czech National Bank (the “CNB”) may request that the Participant fulfill certain reporting requirements in relation to the Stock Option and the Shares acquired under the Plan. Even in the absence of a request from the CNB the Participant may need to report foreign direct investments with an aggregate value of CZK 2,500,000 or more or other foreign financial assets with a value of CZK 200,000,000 or more. Because exchange control regulations change frequently and without notice, the Participant should consult with a personal legal advisor before exercising the Stock Option or selling Shares, to ensure compliance with current regulations. It is solely the Participant’s responsibility to comply with any Czech exchange control laws.
DENMARK
Terms and Conditions
Nature of Award. This provision supplements Section 7 (“Nature of Award”) of the Stock Option Agreement:
By accepting this Stock Option, the Participant acknowledges, understands and agrees that it relates to future services to be performed and is not a bonus or compensation for past services.
Stock Option Act. By participating in the Plan, the Participant acknowledges having received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act.
Notifications
Exchange Control and Tax Reporting Notification. If the Participant holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, the Participant is required to inform the Danish Tax Administration about the account. For this purpose, the Participant must sign and file a Form V (Erklaering V) with the Danish Tax Administration. If the applicable broker or bank does not also sign the Form V, the Participant will be solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares held in such account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Form V, the Participant authorizes the Danish Tax Administration to examine the account.
In addition, if the Participant opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, the Participant is required to inform the Danish Tax Administration about this account also. For this purpose, the Participant must sign and file a Form K (Erklaering K) with the Danish Tax Administration. If the applicable broker or bank does not also sign the Form K, the Participant will be solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Form K, the Participant authorizes the Danish Tax Administration to examine the account.
Samples of Form V and Form K can be found at www.skat.dk.
Foreign Asset/Account Reporting Notification. If the Participant establishes an account holding Shares or cash outside of Denmark, the Participant must report the account to the Danish Tax Administration. The applicable form can be obtained from a local bank. These obligations are separate from and in addition to the obligations described above.
FRANCE
Terms and Conditions
Nature of Award. The Stock Option is not intended to qualify for special tax and social security treatment applicable to stock options granted under Section L.225-177 to L.225-186-1 of the French Commercial Code, as amended.
Language Consent. By accepting the grant of the Stock Option, the Participant confirms having read and understood the documents related to the grant (the Agreement and the Plan), which were provided in the English language.  The Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue.  En acceptant l’attribution de l’Option, le Participant confirme avoir lu et compris les documents relatifs à l’attribution (le Contrat et le Plan), qui ont été remis en langue anglaise.  Le Participant accepte les termes de ces documents en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Notification. French residents must declare all foreign accounts, whether open, current, or closed, in their income tax returns. The Participant should consult with a personal tax advisor to ensure compliance with applicable reporting obligations.
GERMANY
Notifications
Exchange Control Notification. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If the Participant is a German resident and receives a payment in excess of this amount in connection with participation in the Plan, the Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via the Bundesbank website (www.bundesbank.de).
GREECE
Notifications
Exchange Control Notification. In order to remit funds out of Greece to exercise the Stock Option by way of a cash, the Participant may need to complete an application form with the foreign exchange bank handling the transaction. If the Stock Option is exercised by way of a cashless method of exercise, this application is not required, as no funds are remitted out of Greece.
HONG KONG
Terms and Conditions
Restriction on Sale of Shares. To the extent the Stock Option vests within six months of the Grant Date, the Participant may not dispose of the Shares acquired pursuant to the exercise of the Stock Option, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Grant Date. Any Shares acquired pursuant to the exercise of the Stock Option are accepted as a personal investment.
Notifications
SECURITIES WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this Agreement, the Plan or any Plan prospectus, the Participant should obtain independent professional advice. The Stock Option and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Corporation, Subsidiaries or Affiliates. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Stock Option and any documentation related thereto are intended solely for the personal use of each employee of the Corporation, a Subsidiary or an Affiliate and may not be distributed to any other person.
Nature of Scheme. The Corporation specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
INDIA
Terms and Conditions
Method of Exercise. This provision supplements Section 1 (“Award, Vesting and Exercise of the Stock Option”) of the Stock Option Agreement:
Due to regulatory requirements and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, the Participant must pay the Grant Price for any Shares subject to the Stock Option by a cashless sell-all exercise, such that any Shares to be issued to the Participant will be sold immediately in a same-day sale transaction. In no case may the Participant exercise and hold Shares following the exercise of the Stock Option. The Participant agrees that the Corporation is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Corporation’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Corporation’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the cash proceeds from the sale, less any brokerage fees or commissions and subject to the Corporation’s obligations, if any, to satisfy Tax-Related Items, will be remitted to the Participant.
Notifications
Exchange Control Notification. Exchange control laws and regulations in India require that all proceeds resulting from the sale of Shares and any dividends received in relation to the Stock Option or the Shares must be repatriated to India and converted into local currency within 90 days of the sale of Shares and within 180 days from the receipt of dividends. Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank into which foreign currency is deposited and retain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation
Foreign Asset/Account Reporting Notification.  Foreign bank accounts and any foreign financial assets (including Shares held outside India) must be reported in the annual Indian personal tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his or her personal advisor in this regard.
IRELAND
There are no country-specific provisions.
ITALY
Terms and Conditions
Method of Exercise. This provision supplements Section 1 (“Award, Vesting and Exercise of the Stock Option”) of the Stock Option Agreement:
Due to regulatory requirements and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, the Participant will be restricted to a broker-assisted cashless sell-all method of exercise with respect to the Stock Option. To complete a cashless sell-all exercise, the Participant should instruct the broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Grant Price, brokerage fees and any Tax-Related Items; and (iii) remit the balance in cash to the Participant. In the event of changes in regulatory requirements, the Corporation reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit other methods of exercise.
Data Privacy. This provision replaces Section 15 (“Data Privacy”) of the Stock Option Agreement:
The Participant understands that the Employer, the Corporation and any Subsidiary or Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number (to the extent permitted under Italian law), passport or other identification number, salary, nationality, job title, Shares or directorships held in the Corporation or any Subsidiary or Affiliate, details of all Stock Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, managing and administering the Plan.
The Participant also understands that providing the Corporation with Data is necessary for the performance of the Plan and that the Participant’s refusal to provide such Data would make it impossible for the Corporation to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is Expedia, Inc., with registered offices at Expedia, Inc., 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Expedia Italy S.r.l, with registered offices at 6th Floor Via Carlo Ottavio Cornaggia No. 10, Milan, Italy, 20123.
The Participant understands that Data will not be publicized, but it may be accessible by the Employer as the data processor of the Corporation and within the Employer’s organization by its internal and external personnel in charge of processing. Furthermore, Data may be transferred to Morgan Stanley or other such banks, financial institutions or brokers involved in the management and administration of the Plan. The Corporation and/or the Employer also may disclose Data to any third party in connection with any actual or prospective restructuring, sale or acquisition of the Corporation, any of its Affiliates or Subsidiaries, or the Employer (collectively, the “Group”), or any assets of the Group. The Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Corporation. The Participant further understands that the Corporation and/or any Subsidiary or Affiliate will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Participant’s participation in the Plan, and that the Corporation and/or any Subsidiary or Affiliate may each further transfer Data to third parties assisting the Corporation in the implementation, administration, and management of the Plan, including any requisite transfer of Data to Morgan Stanley or such other broker or third party with whom the Participant may elect to deposit any Shares acquired at exercise of the Stock Option. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be acting as controllers, processors, or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in the European Economic Area or elsewhere, such as in the United States. Should the Corporation exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto, as the processing is necessary to contractual obligations related to implementation, administration, and management of the Plan. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right, including but not limited to, obtain confirmation that Data exist or not, access, verify their content, origin and accuracy, delete, update, integrate, correct, block or terminate, for legitimate reason, the Data processing.
Furthermore, the Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s local human resources representative.
Plan Document Acknowledgment. In accepting the Stock Option, the Participant acknowledges a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan, the Agreement and the Appendix.
The Participant further acknowledges that he or she has read and specifically and expressly approves the following provision in the Stock Option Agreement: Section 1 (“Award, Vesting and Exercise of the Stock Option”); Section 2 (“Termination of Employment”); Section 4 (“Taxes and Withholding”); Section 7 (“Nature of Award”); Section 19 (“Imposition of Other Requirements”); and the Data Privacy provision in this Appendix.
Notifications
Foreign Asset/Account Reporting Notification. If the Participant holds investments abroad or foreign financial assets (e.g., cash, Shares, Stock Options) that may generate income taxable in Italy, the Participant must report them on his or her annual tax return or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply if the Participant is a beneficial owner of the investments, even if he or she does not directly hold investments abroad or foreign assets.
JAPAN
Notifications
Exchange Control Notification. Japanese residents that acquire Shares valued at more than ¥100,000,000 in a single transaction must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition.
In addition, if a Japanese resident pays more than ¥30,000,000 in a single transaction for the acquisition of Shares when exercising a Stock Option, he or she must file a Payment Report with the Ministry of Finance through the Bank of Japan within 20 days of the date the payment is made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
A Payment Report is required independently of a Securities Acquisition Report; therefore, a Japanese resident must file both a Payment Report and a Securities Acquisition Report if the total amount that he or she pays in a single transaction for exercising the Stock Option and purchasing Shares exceeds ¥100,000,000.
Foreign Asset/Account Reporting Notification. Details of any assets held outside Japan (including Shares acquired under the Plan) as of December 31 of each year must be reported to the tax authorities on an annual basis, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report is due by March 15 each year. The Participant should consult a personal tax advisor to determine if the reporting obligation applies to the Participant and whether the Participant will be required to include details of the Participant’s outstanding Stock Options or Shares in the report.
LATVIA
There are no country-specific provisions.
MALAYSIA
Terms and Conditions
Data Privacy. This provision replaces in its entirety Section 15 (“Data Privacy”) of the Stock Option Agreement:
The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Corporation and any Subsidiary or Affiliate in the implementation, administration and management of the Participant’s participation in the Plan.
The Participant may have previously provided the Corporation and the Employer with, and the Corporation and the Employer may hold, certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, the fact and conditions of the Participant’s participation in the Plan, details of all Stock Options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to Morgan Stanley or such stock plan service provider as may be designated by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon settlement of the Stock Option are deposited (the “Designated Broker”). The Corporation and/or the Employer also may disclose Data to any third party in connection with any actual or prospective restructuring, sale or acquisition of the Corporation, any of its Affiliates or Subsidiaries, or the Employer (collectively, the “Group”), or any assets of the Group. The Participant acknowledges that these recipients may be located in his or her country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than his or her country, which may not give the same level of protection to Data. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Corporation, the Designated Broker and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Participant’s participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing Expedia, Inc., c/o the Expedia Stock Team, 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., or via email at Stock@expedia.com. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Corporation would not be able to grant future Stock Options or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
Privasi Data. Peruntukan ini menggantikan Seksyen 15 (“Privasi Data”) Perjanjian Opsyen Saham secara keseluruhannya :
Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan di sini dan apa-apa bahan geran Pelan oleh dan di antara, seperti mana yang terpakai, Majikan, Syarikat dan Anak-Anak Syarikatnya atau Syarikat Sekutu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa Syer atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua Opsyen Saham atau apa-apa hak lain untukSyer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedahnya (“Data”), untuk tujuan melaksanakan, mentadbir dan menguruskan Pelan.
Peserta juga memberi kuasa untuk apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada Morgan Stanley atau pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa Syer yang diperolehi semasa pelaksanaan Opsyen Saham didepositkan (“Broker yang Ditetapkan”). Syarikat dan/atau Majikan juga boleh mendedahkan Data kepada mana-mana pihak ketiga berkaitan dengan penyusunan semula syarikat sekarang atau pada masa hadapan, jualan atau pembelian Syarikat, mana-mana Syarikat Sekutunya atau Anak-anak Syarikat, atau Majikan (secara kolektif "Kumpulan"), atau mana-mana aset Kumpulan. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negaranya atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan Peserta. Peserta memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta faham bahawa Peserta boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi Expedia, Inc., c/oKumpulan Saham Expedia, 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., atau melalui e-mel di Stock@expedia.com. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dengan Majikan tidak akan terjejas; terdapat hanya satu akibat jika Peserta tidak bersetuju atau menarik balik persetujuannya iaitu bahawa Syarikat tidak akan dapat memberikan Saham Opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.
Notifications
Director Notification Obligation. If the Participant is director of a Subsidiary or Affiliate in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary or Affiliate in writing when the Participant receives or disposes of an interest (e.g., the Stock Option, Shares) in the Corporation or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Corporation or any related company.
MEXICO
Terms and Conditions
Plan Document Acknowledgement. By accepting the Stock Option, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, which the Participant has reviewed. The Participant acknowledges further that he or she accepts all the provisions of the Plan and the Agreement. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 6 (“Nature of Award”) in the Stock Option Agreement, which clearly provides as follows:
(1)    The Participant’s participation in the Plan does not constitute an acquired right;

(2)	The Plan and the Participant’s participation in the Plan are offered by the Corporation on a wholly discretionary basis;
(3)    The Participant’s participation in the Plan is voluntary; and

(4)	The Corporation and the Subsidiaries and Affiliates are not responsible for any decrease in the value of any Shares acquired at exercise of the Stock Option.
Labor Law Policy and Acknowledgment. By accepting the Stock Option, the Participant expressly recognizes that the Corporation, with registered offices at Expedia, Inc., 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., is solely responsible for the administration of the Plan, and that the Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between the Participant and the Corporation since the Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is a Subsidiary or Affiliate in Mexico (“Expedia Mexico”). Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the employer, Expedia Mexico, and do not form part of the employment conditions and/or benefits provided by Expedia Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.
The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Corporation; therefore, the Corporation reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Corporation for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Corporation, Affiliates, Subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.
Spanish Translation
Términos y Condiciones
Reconocimiento del Documento del Plan. Al aceptar la Opción de Acciones, el Participante reconoce que ha recibido una copia del Plan y del Acuerdo, que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 6 (“Naturaleza de la Subvención”) del Acuerdo de Opción de Acciones, que claramente dispone lo siguiente:

(1)	La participación del Participante en el Plan no constituye un derecho adquirido;

(2)	El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total;
(3)    La participación del Participante en el Plan es voluntaria; y

(4)	La Compañía y sus Subsidiarias y Afiliadas no son responsables por ninguna disminución en el valor de las Acciones adquiridas al ejercer la Opción de Acciones.
Política Laboral y Reconocimiento. Al aceptar la Opción de Acciones, el Participante expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en Expedia, Inc., 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón es una Subsidiaria o Afiliada en Mexico(“Expedia Mexico”). Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Expedia Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Expedia Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna al Participante.
Finalmente, el Participante por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante otorga una liberación completa y amplia a la Compañía, y sus afiliadas, subsidiarias, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.
NORWAY
There are no country-specific provisions.
PHILIPPINES
Notifications
Securities Law Notification. This offering is subject to an exemption from the requirements of securities registration with the Philippines Securities and Exchange Commission under Section 10.1(k) of the Philippine Securities Regulation Code.
THE SHARES SUBJECT TO THE STOCK OPTION BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FURTHER OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS IN THE PHILIPPINES UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.
For further information on risk factors impacting the Corporation’s business that may affect the value of the Shares, the Participant may refer to the risk factors discussion in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Corporation’s website at http://ir.expediainc.com. In addition, the Participant may receive, free of charge, a copy of the Corporation’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Corporation’s stockholders by contacting Expedia, Inc., c/o Investor Relations, 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., or via email at ir@expedia.com.
The Participant may sell or dispose of Shares acquired under the Plan, if any, through Morgan Stanley (or any other broker designated by the Corporation or to which the Shares have been transferred by the Participant), provided that such sale takes place outside of the Philippines through the facilities of the stock exchange on which the Shares are listed (i.e., the Nasdaq Global Select Market).
PORTUGAL
Terms and Conditions
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Língua. Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Agreement em inglês).
Notifications
Exchange Control Notification. If the Participant holds Shares purchased upon exercise of the Stock Option, the acquisition of Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on Participant’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, the Participant is responsible for submitting the report to the Banco de Portugal.
SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. To the extent the Stock Option vests within six months of the Grant Date, the Participant may not dispose of the Shares acquired pursuant to the exercise of the Stock Option, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).
Notifications
Securities Law Notification. The Stock Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, is exempt from the prospectus and registration requirements under the SFA and is not made with a view to the Stock Option or the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer/Director Notification Requirement. If the Participant is the chief executive officer (“CEO”) or a director, alternate director, substitute director or shadow director of a Singapore Subsidiary or Affiliate, the Participant must notify the Singapore Subsidiary or Affiliate in writing within two business days of (i) becoming the registered holder of or acquiring an interest (e.g., Stock Options, Shares) in the Corporation or any Subsidiary or Affiliate, or becoming the CEO or a director (as the case may be), or (ii) any change in a previously disclosed interest (e.g., sale of Shares).
SOUTH KOREA
Notifications
Exchange Control Notification. Korean residents who realize US$500,000 or more from the sale of Shares or the receipt of any dividends in a single transaction are required to repatriate the proceeds to Korea within three years of the sale or receipt.
Foreign Asset/Account Reporting Notification. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).
SPAIN
Terms and Conditions
Nature of Award.  This provision supplements Section 7 (“Nature of Award”) of the Stock Stock Option Agreement:
By accepting the Stock Option, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands that the Corporation has unilaterally, gratuitously and discretionally decided to grant the Stock Option under the Plan to individuals who may be Eligible Individuals throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Corporation or any of its Subsidiaries or Affiliates other than as expressly set forth in the Agreement. Consequently, the Participant understands that the Stock Option is granted on the assumption and condition that the Stock Option and any Shares issued upon exercise of the Stock Option are not a part of any employment or service contract (either with the Corporation or any of its Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.
Further, the Participant understands and agrees that, unless otherwise expressly provided for by the Corporation or set forth in the Plan or the Agreement, any unvested portion of the Stock Option will be cancelled without entitlement to any Shares underlying the Stock Option if the Participant’s status as an Eligible Individual is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Corporation, in its sole discretion, shall determine the date when the Participant’s status as an Eligible Individual has terminated for purposes of the Stock Option.
In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Stock Option shall be null and void.
Notifications
Securities Law Notification. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of Stock Options under the Plan. Neither the Plan nor the Agreement (which includes this Appendix) have been nor will be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
Foreign Asset/Account Reporting Notification. Rights or assets held outside of Spain (e.g., Shares or cash held in a foreign bank or brokerage account) with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31, must be reported on an annual tax return. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by the following March 31.
Share Reporting Requirement. The acquisition, ownership and disposition of shares in a foreign company (including Shares acquired under the Plan) must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for Shares owned as of December 31 of each year; however, if the value of the Shares acquired or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable. The Participant should consult with his or her personal advisor to determine his or her obligations in this respect.
Foreign Assets and Transaction Reporting. Any foreign accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to the Participant by the Corporation or a U.S. broker), may need to be declared electronically to the Bank of Spain if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, the Participant will generally be required to report all of his or her foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. The Participant will generally only be required to report on an annual basis (by January 20 of each year); however, if the balances in the Participant’s foreign accounts together with value of his or her foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Notifications
Securities Law Notification. The Stock Option is not intended to be publicly offered in or from Switzerland. Because the offer of the Stock Option is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Stock Option (a) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
TAIWAN
Notifications
Securities Law Notification. The offer of participation in the Plan is available only for employees of the Corporation and its Subsidiaries and Affiliates. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notification. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of Shares and the receipt of any dividends paid on such Shares) into Taiwan up to US$5,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, a Foreign Exchange Transaction Form must be submitted, along with supporting documentation, to the satisfaction of the remitting bank. The Participant should consult a personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Notifications
Exchange Control Notification. Thai residents realizing cash proceeds in excess of US$50,000 in a single transaction from the sale of Shares or from dividends paid on such Shares must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand. The Participant should consult a personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.
TURKEY
Notifications
Securities Law Notification. Stock Options are made available only to employees of the Corporation and its Subsidiaries and Affiliates, and the offer of participation in the Plan is a private offering. The grant of Stock Options and issuances of Shares takes place outside of Turkey. Further, the sale of Shares acquired under the Plan must occur outside of Turkey. The Shares are currently traded on the Nasdaq Global Select Market in the United States and Shares may be sold on this exchange.
Exchange Control Notification. Pursuant to Decree No. 32 on the Protection of the Value of the Turkish Currency and Communiqué No. 2008-32/34 on Decree No. 32, any activity related to investments in foreign securities (e.g., the sale of Shares) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board.   It is solely the Participant’s responsibility to comply with this requirement. The Participant should contact a personal legal advisor for further information regarding these obligations.
UNITED ARAB EMIRATES
Notifications
Securities Law Notification. Participation in the Plan is being offered only to Eligible Individuals and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Eligible Individuals and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the Plan or the Agreement, the Participant should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Taxes and Withholding. The following provision supplements Section 5 (“Taxes and Withholding”) of the Stock Option Agreement:
If payment or withholding of any income tax liability arising in connection with the Participant’s participation in the Plan is not made within 90 days after the end of the U.K. tax year in which the relevant taxable or tax withholding event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the Participant to the Employer, effective on the Due Date. The loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by the Participant, and the Corporation and/or the Employer may recover it at any time thereafter by any of the means referred to in the Plan or Section 5 of the Stock Option Agreement.
Notwithstanding the foregoing, if the Participant is a director or an executive officer of the Corporation (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), the Participant will not be eligible for such a loan to cover the income tax liability. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Corporation or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Corporation or the Employer may recover from the Participant by any of the means referred to in the Plan or Section 5 of the Stock Option Agreement.

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